SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

Filed by the Registrant [ x ]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ x ]	Definitive Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

Laserscope

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ x ]	Fee not required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

PROXY STATEMENT FOR 2004 ANNUAL MEETING OF SHAREHOLDERS
INTRODUCTION
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 APPROVAL OF THE 2004 STOCK OPTION PLAN
PROPOSAL NO. 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
REPORT OF THE HUMAN RESOURCES COMMITTEE
HUMAN RESOURCES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE AUDIT COMMITTEE
AUDITORS
PERFORMANCE GRAPH
COMPENSATION OF EXECUTIVE OFFICERS SUMMARY COMPENSATION TABLE
STOCK OPTION GRANTS IN 2003
AGGREGATED OPTION EXERCISES IN 2003 AND YEAR-END OPTION VALUES
EQUITY COMPENSATION PLAN INFORMATION
EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL AGREEMENTS
TRANSACTIONS WITH MANAGEMENT AND OTHERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING
FORM 10-K
OTHER MATTERS
APPENDIX A
APPENDIX B

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 4, 2004

TO THE SHAREHOLDERS OF LASERSCOPE:

      Notice is hereby given that the Annual Meeting of Shareholders (the “Annual Meeting”) of Laserscope, a California corporation (the “Company”), will be held at the Hilton Santa Clara at 4949 Great America Parkway, Santa Clara, California 95054 on Friday, June 4, 2004 at 9:00 a.m. local time, for the following purposes:

1. To elect the following directors to serve for the ensuing year and until their successors are elected: James R. Baumgardt, Robert C. Pearson, Rodney Perkins, M.D., Robert J. Pressley, Ph.D. and Eric M. Reuter.

2. To approve the Company’s 2004 Employee Stock Option Plan;

3. To ratify the appointment of PricewaterhouseCoopers LLP as the independent auditors for the Company for the fiscal year ending December 31, 2004; and

4. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

      Only shareholders of record at the close of business on April 5, 2004 will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

      All shareholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. If you decide to attend the Annual Meeting, you may vote in person even if you returned a proxy card.

BY ORDER OF THE BOARD OF DIRECTORS

Dennis LaLumandiere
Secretary

San Jose, California

April 20, 2004

      YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO SIGN AND MAIL THE ENCLOSED PROXY IN THE RETURN ENVELOPE PROMPTLY SO THAT YOUR SHARES MAY BE REPRESENTED AT THE ANNUAL MEETING.

PROXY STATEMENT
FOR 2004 ANNUAL MEETING OF SHAREHOLDERS

INTRODUCTION

General

      The enclosed Proxy is solicited on behalf of the Board of Directors of Laserscope, a California corporation (the “Company”), for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held Friday, June 4, 2004, at 9:00 a.m. local time, or at any adjournment or postponement thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Hilton Santa Clara at 4949 Great America Parkway, Santa Clara, California 95054. The telephone number at that location is (408) 330-0001.

      These proxy solicitation materials were mailed on or about April 20, 2004 to all shareholders entitled to vote at the Annual Meeting.

Revocability of Proxies

      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company, Attention: Dennis LaLumandiere, Inspector of Elections, at 3070 Orchard Drive, San Jose, California 95134, a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting and Solicitation

      Every shareholder voting for the election of directors may cumulate such shareholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such shareholder, or distribute the shareholder’s votes on the same principle among as many candidates as the shareholder thinks fit, provided that votes cannot be cast for more than the number of directors authorized by the Company’s Bylaws. However, no shareholder shall be entitled to cumulate votes unless the candidate’s name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting prior to the voting of the intention to cumulate the shareholder’s votes. On all other matters, each share has one vote.

      Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections with the assistance of the Company’s transfer agent. The Inspector of Elections will also determine whether or not a quorum is present. Except with respect to the election of directors and except in certain other specific circumstances, the affirmative vote of a majority of shares represented and voting with respect to a particular matter at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute a majority of the required quorum) is required under California law for approval of proposals presented to shareholders. In general, California law also provides that a quorum consists of a majority of the shares entitled to vote, represented either in person or by proxy. The Inspector of Elections will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as not voting for purposes of determining the approval of any matter submitted to the shareholders for a vote. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for the election of directors; for the adoption and approval of the Company’s 2004 Employee Stock Option Plan and the reservation of 400,000 shares of the Company’s Common Stock for issuance thereunder; for ratification of the appointment of the designated independent auditors and as the proxy holders deem advisable on other matters that may properly come before the Annual Meeting, as the case may be, with respect to the item not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter (“broker non-votes”), those shares will not be considered as voting with respect to that matter. While there is no definitive specific statutory or case law authority in California concerning the proper treatment of abstentions and broker non-votes, the Company believes that the tabulation procedures to be followed by the Inspector of Elections are consistent with the general statutory requirements in California concerning voting of shares and determination of a quorum.

      The cost of soliciting proxies will be borne by the Company. The Company has retained the services of Skinner & Co., Inc. to aid in the solicitation of proxies from brokers, bank nominees and other institutional owners. The Company estimates that it will pay Skinner & Co. a fee not to exceed $7,500 for its services, including its usual and proper out of pocket expenses. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

Record Date and Share Ownership

      Only Company shareholders of record at the close of business on April 5, 2004 are entitled to notice of and to vote at the Annual Meeting. As of April 5, 2004, 20,558,971 shares of the Company’s Common Stock were issued and outstanding.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees

      The Company’s Bylaws currently provide for five directors. At the Annual Meeting, the Board of Directors has nominated five directors to be elected to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s five nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible and, in such event, the specific nominees for whom the proxy holders will vote will be determined by the proxy holders. Assuming a quorum is present, the nominees for director receiving the greatest number of votes cast at the Annual Meeting will be elected, up to the number of directors authorized by the Company’s Bylaws. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until his or her successor has been elected and qualified.

      The nominees’ names, ages and certain information about them are set forth below:

Name of Nominee	Age	Principal Occupation	Director Since

Robert J. Pressley, Ph.D.	72	Technology consultant	1984
James R. Baumgardt	56	President, Guidant Foundation	2001
Robert C. Pearson	68	Senior Vice President, Renaissance Capital Group, Inc.	2002
Rodney Perkins, MD	67	Practicing otologic surgeon and President of the California Ear Institute at Stanford	1984
Eric M. Reuter	43	President and Chief Executive Officer of the Company	1999

      Except as set forth below, each of the nominees has been engaged in the principal occupation set forth next to his name above during the past five years. There is no family relationship between any director or executive officer of the Company and there is no arrangement or understanding between any board member and any other person or persons pursuant to which such board member was selected or nominated.

      ROBERT J. PRESSLEY, Ph.D. is a co-founder of the Company and has been a Director since its founding. Dr. Pressley was appointed Chairman of the Board of Directors in June 1998. Dr. Pressley co-founded Candescent Technologies Corporation (formerly named Silicon Video Corporation), a developer of electronic products, and served as its President and Chief Executive Officer from January 1991 to January 1994. Dr. Pressley also founded XMR, Inc., a manufacturer of eximer lasers and laser systems, and served as its Chief Executive Officer from March 1979 until March 1990. Dr. Pressley has been a self-employed technology consultant since January 1995.

      JAMES R. BAUMGARDT has been a Director of the Company since February 2001. Mr. Baumgardt has been the President of the Guidant Foundation, a philanthropic arm of Guidant Corporation since March 2000. From October 1996 to February 2000 he was President of Guidant Sales Corporation, a subsidiary of Guidant Corporation, a leading medical device manufacturer that specializes in minimally invasive and cost-effective products and services for the treatment of cardiovascular and vascular disease. From December 1994 to October 1996, Mr. Baumgardt was Vice President of Corporate Resources for Guidant Corporation. Mr. Baumgardt serves on the Board of Trustees of Rose Hulman Institute, an institute of higher education and is a director of Suros Surgical Systems, a private, emerging technology medical device company.

      ROBERT C. PEARSON has been a Director of the Company since 2002. Mr. Pearson has been the Senior Vice President — Investments for Renaissance Capital Group, Inc., an investment fund management firm, since April 1997. From May 1994 to May 1997, Mr. Pearson was an independent financial and management consultant primarily engaged by Renaissance. From May 1990 to May 1994, he served as Chief Financial Officer and Executive Vice President of Thomas Group, Inc., a management consulting firm. Prior to 1990, Mr. Pearson spent 25 years at Texas Instruments, Inc. where he served in several positions including Vice President — Controller and later as Vice President — Finance. Mr. Pearson currently is a director of Poore Brothers, Inc., CaminoSoft, Inc., Advanced Power Technology, Inc, eOriginal, Inc. and Simtek Corp.

      RODNEY PERKINS, M.D. is a co-founder of the Company and has been a Director since its founding. Dr. Perkins also served as Chairman of the Board of Directors from its founding until June 1995 and Chief Executive Officer from February to May 1987, and from October 1991 to July 1992. He also served as the President of the Company from October 1991 to December 1991. Dr. Perkins, a specialist in otologic surgery, is President of the California Ear Institute at Stanford and has been in private practice since 1968. He is a Clinical Professor of Surgery at Stanford University School of Medicine and is the founder and President of Project HEAR, a non-profit medical institute for ear research and education. Dr. Perkins is a founder of Collagen Corporation, a biomaterials company. Dr. Perkins is also a founder and the Chairman of the Board of Directors of ReSound Corporation, a hearing health care company.

      ERIC M. REUTER has been President, Chief Executive Officer and a Director of the Company since June 1999. Mr. Reuter joined the Company as Vice President, Research and Development in September 1996. Before joining Laserscope, from February 1994 to August 1996, Mr. Reuter was employed at the Stanford Linear Accelerator Center at Stanford University (SLAC) as the Project Engineer for the B-Factory High Energy Ring, an electron storage ring used for high energy physics research. From February 1991 to January 1994, he served as a Senior Staff Engineer and Program Manager in digital imaging at Siemens Medical Systems — Oncology Care Systems, a medical device company.

Communication with Our Directors

      Shareholders and other parties interested in communicating directly with the Chairman of the Board or with the independent, non-employee directors as a group may do so by writing to Laserscope, Board of Directors, 3070 Orchard Drive, San Jose, California 95134.

Board Independence

      Upon consideration of the criteria and requirements regarding director independence set forth in NASD Rules 4200 and 4350, the Board of Directors has determined that each of Robert J. Pressley, Ph.D., James R. Baumgardt, Robert C. Pearson and Rodney Perkins, M.D. met the standards of independence established by the NASD.

Board of Directors Meetings and Committees

      The Board of Directors of the Company held six meetings during the year ended December 31, 2003. The Board of Directors has an Audit Committee and a Human Resources Committee. The company does not have a standing nominating committee or a committee performing similar functions. The Board of Directors believes that it is appropriate for the Company not to have such a committee because director nominees have historically been selected by the independent board members and because the Board or Directors consists of only five directors. In accordance with the Nasdaq Stock Market Marketplace (“Nasdaq”) rules, a majority of the company’s independent directors select all director nominees. Robert J. Pressley, Ph.D., James R. Baumgardt, Robert C. Pearson and Rodney Perkins, M.D. participate in the selection of director nominees, each of whom qualifies as an “independent director” under the Nasdaq and SEC rules.

      The Audit Committee of the Board of Directors currently consists of Mr. Baumgardt, Mr. Pearson and Dr. Pressley. Each is an independent director. The Board of Directors has also determined that Robert C. Pearson is an “audit committee financial expert” (as defined by the SEC rules and regulations). The Audit Committee held five meetings during 2003. The Audit Committee recommends engagement of the Company’s independent auditors, and is primarily responsible for approving the services performed by the Company’s independent accountants and for reviewing with Management the Company’s accounting principles and its system of internal accounting controls. The Audit Committee is governed by a written charter approved by the Board of Directors a copy of which is included in Appendix A.

      The Human Resources Committee of the Board of Directors currently consists of Mr. Baumgardt and Dr. Pressley. The Human Resources Committee makes recommendations to the Board of Directors regarding the Company’s executive compensation policy, and approves and makes recommendations to the Board of Directors concerning the grant of stock options except that the Human Resources Committee has exclusive and final authority with respect to the grant of stock options to executive officers of the Company. The Human Resources Committee held six meetings during 2003.

      During 2003, with the exception of Mr. Baumgardt, no incumbent director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board of Directors that he was eligible to attend. Mr. Baumgardt attended three of the five Audit Committee meetings.

Consideration of Director Nominees

      The Company’s Board of Directors has adopted a Charter for the Nomination of Directors which is available on the Company’s website www.laserscope.com.

Shareholder Nominees

      The policy of the Company is to consider properly submitted shareholder nominations for candidates for membership on the Board of Directors as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating such nominations, directors responsible for selecting nominees (the “Selecting Directors”) seek to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth below under “Director Qualifications.” Any shareholder nominations proposed for consideration by the Selecting Directors should include the nominee’s name, contact information and qualifications for Board membership and should be addressed to:

Laserscope
Attention: Chief Financial Officer
3070 Orchard Drive
San Jose, California 95134-2011

      In addition, shareholder nominations must be submitted in accordance with the procedures described in this Proxy Statement under “Shareholder Proposals for 2005 Annual Meeting.”

Director Qualifications

      The Company’s Charter for the Nomination of Directors contains Board of Director membership criteria that apply to nominees. Under the Company’s charter the criteria for selecting director nominees includes knowledge, skills, experience in business, finance, administration and relevant technical disciplines, social experience, gender and racial diversity and other attributes that the Selecting Directors determine will contribute to the corporation’s success and achievement of its business and social goals. Under these criteria, members of the Board of Directors should have the highest professional and personal ethics and values, consistent with longstanding Company values and standards. They should have broad experience at the policy-making level in business, government, education, technology or public interest. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all shareholders.

Identifying and Evaluating Nominees for Directors

      The Selecting Directors utilize a variety of methods for identifying and evaluating nominees for Board of Director membership. The Selecting Directors regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Selecting Directors consider various potential candidates for director. Candidates may come to the attention of the Selecting Directors through current Board members, professional search firms, shareholders or other persons. These candidates are evaluated at regular or special meetings of the Selecting Directors, and may be considered at any point during the year. As described above, the Selecting Directors consider properly submitted shareholder nominations for candidates for the Board. Following verification of the shareholder status of persons proposing candidates, recommendations are aggregated and considered by the Selecting Directors at a regularly scheduled Board meeting, which is generally the Board meeting prior to the issuance of the proxy statement for the Company’s Annual Meeting. If any materials are provided by a shareholder in connection with the nomination of a director candidate, such materials are forwarded to the Selecting Directors. The Selecting Directors also review materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a shareholder. In evaluating such nominations, the Selecting Directors seek to achieve a balance of knowledge, experience and capability on the Board.

Compensation of Directors

      Non-employee members of the Board of Directors receive a retainer of $2,000 per quarter and $500 per meeting of the Board of Directors attended. The Chairman of the Board of Directors receives an additional $2,000 per quarter retainer (for a total retainer of $4,000 per quarter). No director receives additional consideration for committee participation or special assignments. In addition, non-employee members of the Board of Directors appointed prior to 1999 received options to purchase shares of the Company’s Common Stock pursuant to its 1995 Directors’ Stock Option Plan (the “1995 Directors’ Plan”) and pursuant to the 1999 Directors’ Option Plan (the “1999 Directors’ Plan”). Non-employee members of the Board of Directors appointed in 1999 or later received options to purchase shares of the Company’s Common Stock pursuant to its 1999 Directors’ Plan.

      The 1995 Directors’ Plan, which was approved by the Board of Directors in November 1995 and by the Company’s shareholders in August 1996, provided for the grant of non-statutory stock options to non-employee directors of the Company at an exercise price not less than the fair market value of the Company’s Common Stock on the date of grant. The 1995 Directors’ Option Plan was replaced by the 1999 Directors’ Plan when it was approved by the Company’s shareholders in June 1999. Under the 1995 Directors’ Plan (until its termination with respect to future grants in June 1999) persons who were non-employee directors as of November 30, 1995, as well as persons who joined the Board of Directors since that date through election by the shareholders of the Company or appointment by the Board of Directors to fill a vacancy, have been granted an option to purchase 45,000 shares of the Company’s Common Stock. Options issued pursuant to this plan vest and become exercisable over three years with respect to each optionee who remains a director and expire five years after the date of grant. Directors who are designated or nominated by shareholders who hold 10% or more of the outstanding Company Common Stock were not eligible to receive options under the 1995 Directors’ Plan.

      The 1999 Directors’ Option Plan, which was approved by the Board of Directors in February 1999 and by the Company’s shareholders in June 1999, provides for the grant of non-statutory stock options to non-employee directors of the Company at an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant. Under the 1999 Directors’ Option Plan, persons who were non-employee directors as of June 11, 1999 as well as persons who join the Board of Directors after that date through election by the shareholders of the Company or appointment by the Board of Directors to fill a vacancy, are granted an option to purchase 60,000 shares of the Company’s Common Stock. Subject to the optionee continuing to serve as a director, the granted options vest and become exercisable in three pro-rata annual increments following the date of grant and all options expire no later than ten years after the date of grant. Those persons who were serving as directors as of June 11, 1999 were granted an option on the option plan’s effective date and such options vested in 20,000 share installments on January 1 of each of the years 2000, 2001 and 2002. Those persons who commence serving as a director after June 11, 1999 are granted an option on their first date of serving as a director and such option vests in 20,000 share installments on January 1 of each of the years following the date of grant, provided however that, if as of the first January 1 following the date of grant of the option, the director has not served on the Board of Directors for at least six months, the option shall not first become exercisable until the next following January 1. Directors who are designated or nominated by shareholders who hold 10% or more of the outstanding Company Common Stock are not eligible to receive options under the 1999 Directors’ Option Plan.

      Directors who are employees of the Company do not receive any additional compensation for their services as a Director of the Company.

Attendance at Annual Meetings

      Members of the Board of Directors are encouraged, but not required, to attend the Company’s annual meeting of shareholders. Except for James R. Baumgardt, all of the directors who were then members of the Board attended the 2003 annual meeting of shareholders.

Code of Ethics

      The Company has adopted a Code of Ethics, which is applicable to all employees of the Company, including the Company’s Chief Executive Officer and Chief Financial Officer and the Board of Directors. The Code of Ethics is available on the Company’s website at www.laserscope.com. The Company intends to post amendments to or waivers from its Code of Ethics (to the extent applicable to the Company’s Chief Executive Officer, Chief Financial Officer, or Board of Directors) at this location on its website.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR ALL OF THE NOMINEES LISTED ABOVE.

PROPOSAL NO. 2

APPROVAL OF THE 2004 STOCK OPTION PLAN

General

      At the Annual Meeting, shareholders are being asked to approve the 2004 Stock Option Plan.

      The Company’s 1994 Stock Option Plan (the “1994 Option Plan”) expires by its terms in April 2004. To continue the Company’s policy of equity ownership by employees, directors and consultants as an incentive to contribute to the Company’s success, the Board of Directors adopted the Company’s 2004 Stock Option Plan (the “2004 Option Plan”) on March 5, 2004 subject to the approval of the Company’s shareholders. The 2004 Option Plan’s effectiveness is conditioned on the approval of the 2004 Option Plan by the Company’s shareholders within twelve months of the Board of Director’s adoption of the plan. If the 2004 Option Plan is not approved by the Company’s shareholders, then no stock options can be awarded under the 2004 Option Plan.

      The 2004 Option Plan is not a qualified deferred compensation plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. As of March 31, 2004, no options have been granted under the 2004 Option Plan, and no options are expected to be granted under the 2004 Option Plan unless the plan is approved by shareholders at the Annual Meeting. As of March 31, 2004, the fair market value of a share of the Company’s Common Stock (a “Share”) was $19.78.

      A copy of the 2004 Option Plan is included as Appendix B. The following is a summary of the principal features and material terms of the 2004 Option Plan.

Purpose

      The purposes of the 2004 Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to eligible employees, directors and consultants of the Company or its parents or subsidiaries, and to promote the success of the Company’s business.

Share Reserve

      An aggregate of 400,000 Shares have been reserved for issuance under the 2004 Option Plan. If an option under the 2004 Option Plan expires or becomes unexercisable for any reason, any unpurchased Shares again become available for option grants under the 2004 Option Plan.

      The 2004 Option Plan provides that the maximum number of Shares which may be granted under options to any one employee during any fiscal year shall be 325,000.

Administration

      Subject to the terms of the 2004 Option Plan, the plan will be administered by the Board of Directors and/or one or more committees of the Board of Directors (the “Plan Administrator”). Subject to the terms of the Plan, the Plan Administrator has complete discretion to authorize stock options and determine their terms and conditions. All questions of interpretation under the 2004 Option Plan are determined by the Plan Administrator and its decisions are final and binding upon all participants.

Eligibility

      Employees (including officers and employee directors) of the Company or its parents or subsidiaries will be eligible to participate in the 2004 Option Plan. Consultants of the Company or its parents or subsidiaries (who are compensated for their consulting services), non-employee members of the Board of Directors, and non-employee directors of the Company’s parents or subsidiaries (who are compensated for their services, other than only paid a director’s fee) will also be eligible to participate in the 2004 Option Plan. The Plan Administrator will select the optionees and determine the number of Shares to be subject to each option. In making such determination, the duties and responsibilities of the optionee, the value of the optionee’s services, the optionee’s present and potential contribution to the success of the Company and other relevant factors will be taken into account.

      As of March 31, 2004, approximately 190 employees (including officers and employee directors), no consultants and 4 non-employee directors were eligible to participate in the 2004 Stock Option Plan.

Terms of Options

      Options granted under the 2004 Option Plan may be either “incentive stock options” within the meaning of Section 422 of the Code, or non-statutory stock options as determined by the Plan Administrator. However, only employees of the Company or its parents or subsidiaries (including officers and employee directors) will be eligible for grants of incentive stock options. Stock options will generally be awarded without cash consideration paid to the Company. Each option will be evidenced by a stock option agreement between the Company and the optionee setting forth the terms and conditions of the option, including whether it is intended to be an incentive stock option or a non-statutory stock option.

(a)	Exercise of the Option.

      The Plan Administrator will determine when options may be exercised. Once an option has become exercisable, the option is exercised by giving a written notice of exercise to the Company specifying the number of full Shares to be purchased and tendering full payment of the purchase price to the Company. The purchase price of the Shares purchased upon exercise of an option will be paid in cash or other legal form or forms of consideration provided for by the Plan Administrator. Such other form or forms of consideration may vary for each option.

(b)	Exercise Price.

      The per share exercise price of each option granted under the 2004 Option Plan will be determined by the Plan Administrator and may not be less than 100% of the fair market value of a Share on the date the option is granted in the case of an incentive stock option or a non-statutory stock option intended to qualify as “performance-based compensation” under section 162(m) of the Code. In the case of an incentive stock option granted to an optionee who owns more than 10% of the voting power of all classes of stock of the Company (or its parent or subsidiary), the exercise price may not be less than 110% of the fair market value of a Share on the date of the grant. Stock options under the 1994 Option Plan have typically been granted with an exercise price equal to 100% of the fair market value of a Share on the date grant (110% in the case of a grant of an incentive stock option to a 10% or more shareholder). Under the terms of the 2004 Option Plan, the Plan Administrator has the authority to reduce the per share exercise price of any option to the then current fair market value of a Share if there has been a decline in the fair market value of the Shares since the option was granted.

(c)	Termination of Employment or Service.

      Unless otherwise provided for by the Plan Administrator, if an optionee’s employment or service relationship with the Company or any parent or subsidiary terminates, the optionee will be able to exercise the vested portion of his or her option as follows, subject to earlier termination upon the expiration of the option’s term. Except as described below in the case of termination of an optionee’s employment or service by reason of death, the unvested portion of an optionee’s option will expire immediately upon termination of his or her employment or service relationship with the Company or any or parent or subsidiary.

      If an optionee’s employment or service relationship terminates for any reason other than disability or death, the optionee will be able exercise his vested options within the 90 day period after such termination.

      If an optionee’s employment or service relationship terminates as a result of his or her total and permanent disability, the optionee will be able to exercise his vested options within the six month period after such termination.

      If an optionee’s employment or service relationship terminates as a result of the optionee’s death, his or her then vested options and those options that would have vested over the next six months had the optionee continued living and remained employed or retained by the Company will be exercisable for a period of six months following the optionee’s death by the optionee’s estate or by a person who acquired the right to exercise the option by bequest or inheritance.

      If an optionee should die within 90 days after termination of his or her employment or service relationship, his or her vested options may be exercised within six months after the date of the optionee’s death by the optionee’s estate or by a person who acquired the right to exercise the option by bequest or inheritance.

(d)	Option Term.

      The 2004 Option Plan provides that options granted under the 2004 Option Plan have the term provided in the option agreement, which may not exceed ten years in the case of an incentive stock option. Incentive stock options granted to an optionee who, immediately before the grant of such option, owns more than 10% of the total combined voting power of all classes of stock of the Company (or its parent or subsidiary) may not in any case have a term of more than five years. Options under the 1994 Option Plan have typically been granted with a term of five years. No option may be exercised by any person after the expiration of its term.

(e)	Options Not Transferable.

      Except as may be provided in the applicable stock option agreement in the case of nonstatutory stock option, an option is not transferable by the optionee other than by will or the laws of descent and distribution, and is exercisable during the lifetime of the optionee only by the optionee or his or her legal guardian or representative.

(f)	Sale of Assets or Merger; Dissolution or Liquidation.

      In the event of a proposed sale of all or substantially all of the assets of the Company, or a merger of the Company with or into another corporation, an optionee’s option will be assumed, or a substantially equivalent option will be substituted, by the successor entity unless the Plan Administrator determines that the option will not be assumed and instead provides that the optionee shall have the right to exercise the option as to some or all of the option Shares (including Shares as to which the option would not otherwise be exercisable) for a period of thirty (30) days following notice from the Plan Administrator to the optionee, after which period the option will expire.

      In the event of the proposed dissolution or liquidation of the Company, each option will terminate immediately prior to such action unless otherwise provided by the Plan Administrator. The Plan Administrator may, in its discretion, determine in this instance that the Option shall terminate as of a fixed date and give the optionee the right to exercise his or her option as to all or any part of the option Shares, including Shares as to which the option would not otherwise be exercisable.

(g)	Other Provisions.

      Under the terms of the 2004 Option Plan, the Plan Administrator may effectuate an exchange of options for other options or consideration, and within the limits of the Plan, modify, extend or assume outstanding options subject the optionee’s written consent with respect to actions that would alter or impair the optionee’s rights under the option.

      The option agreement may contain such other terms, provisions and conditions not inconsistent with the 2004 Option Plan as may be determined by the Plan Administrator.

Adjustments Upon Changes in Capitalization

      In the event of a subdivision of the outstanding Shares, stock split, reverse stock split, stock dividend, dividend payable in a form other than Shares in an amount that has a material effect on the price of the Shares, consolidation, combination or reclassification of the Shares, recapitalization, merger, liquidation, spin-off, split-up, distribution, exchange of Shares, repurchase of Shares, change in corporate structure or other similar occurrence, the exercise price of each outstanding option, the number and class of shares subject to each option, the annual limitation on grants to employees, as well as the number and class of shares available for issuance under the 2004 Option Plan may be appropriately adjusted (if at all) by the Plan Administrator in its sole discretion.

Amendment and Termination

      Subject to any shareholder approval required by applicable law or deemed advisable by the Board of Directors, the Board of Directors may amend or terminate the 2004 Option Plan at any time or from time to time. However, no such action may alter or impair any option previously granted under the 2004 Option Plan unless otherwise agreed to in writing by the optionee and the Company. The 2004 Option Plan shall expire on March 5, 2014, unless it is sooner terminated by the Board of Directors. Any options outstanding under the 2004 Option Plan at the time of its expiration or termination shall remain outstanding until they expire by their terms.

New Plan Benefits

      All options are granted at the discretion of the Plan Administrator. Therefore, the benefits and amounts that will be received or allocated under the 2004 Option Plan are not determinable. The following table sets forth the number of Shares subject to options granted under the 1994 Option Plan during our fiscal year ended December 31, 2003. This is not indicative of future grants under the 2004 Option Plan.

Name Of Individual or Group	Number of Shares

Eric M. Reuter	0
President and Chief Executive Officer
Robert L. Mathews	0
Executive Vice President
Ken Arnold	25,000
Vice President, Research and Development
Dennis LaLumandiere	8,000
Vice President, Finance, Chief Financial Officer and Secretary
Robert Mann	35,000
Vice President North American Sales and Marketing
All current executive officers as a group	118,000
All current directors who are not executive officers as a group	0
All employees including current officers who are not executive officers as a group	438,583

      The nominees for director at this Annual Meeting, James R. Baumgardt, Robert C. Pearson, Rodney Perkins, M.D., Robert J. Pressley, Ph.D. and Eric M. Reuter were not granted stock options under the 1994 Stock Option Plan during our fiscal year ended December 31, 2003. No associates of the (i) the director nominees (all of whom are the Company’s current directors) or (ii) the Company’s executive officers were granted stock options under the 1994 Option Plan during our fiscal year ended December 31, 2003.

Federal Income Tax Aspects of the 2004 Option Plan

      The following is a brief summary of the United States federal income tax consequences of certain transactions under the 2004 Option Plan based on federal income tax laws in effect as of March 31, 2004. This summary is not intended to be exhaustive and does not discuss the tax consequences of an optionee’s death or provisions of the income tax laws of any municipality, state or other country in which an optionee may reside. This summary does not purport to be complete. The Company advises all optionees to consult their own tax advisors concerning the tax implications relating to their options, and any Shares acquired upon exercise of their options, under the 2004 Option Plan.

      Options granted under the 2004 Option Plan may be either incentive stock options or non-statutory stock options.

      If an option granted under the 2004 Option Plan is an incentive stock option, under U.S. tax laws the optionee will recognize no income upon grant of the incentive stock option and incur no tax liability upon its exercise, although the exercise may give rise to alternative minimum tax. The Company will not be allowed a deduction for federal income tax purposes as a result of the grant or exercise of an incentive stock option regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the Shares at least two years after grant of the option and one year after transfer of the Shares to the optionee, any gain will be treated as long-term capital gain under U.S. tax laws. If these holding periods are not satisfied, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. The Company will generally be entitled to a deduction in the same amount as the ordinary income recognized by the optionee if applicable withholding requirements are met. Any gain recognized on such a premature disposition of the Shares in excess of the amount treated as ordinary income will be characterized under U.S. tax laws as long-term capital gain if the sale occurs more than one year after exercise of the option or as short-term capital gain if the sale is made earlier.

      Options which do not qualify as incentive stock options are referred to as non-statutory stock options. An optionee will not recognize any taxable income under U.S. tax laws at the time he or she is granted a non-

statutory stock option. However, upon its exercise, under U.S. tax laws the optionee will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the Shares over the exercise price. The Company will generally be entitled to a deduction in the same amount as the ordinary income recognized by the optionee if applicable withholding requirements are met. Any gain or loss upon resale of such Shares by the optionee will be treated under U.S. tax laws as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the Shares have been held for more than one year.

      The Plan Administrator, in its sole discretion, may permit an optionee to satisfy applicable tax withholding requirements in connection with options under the 2004 Option Plan by cash payment by the optionee, deduction from the optionee’s current compensation, Share withholding, and/or by delivering to the Company already-owned Shares that have been held by the optionee for more than six months.

      The Company will be entitled to a tax deduction in connection with an award under the 2004 Option Plan only in an amount equal to the ordinary income realized by the optionee and at the time the optionee recognizes such income, and if applicable withholding requirements are met. In addition, Code Section 162(m) contains special rules regarding the federal income tax deductibility of compensation paid to our chief executive officer and to each of our other four most highly compensated executive officers. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if it complies with certain conditions imposed by the Code Section 162(m) rules (including the establishment of a maximum number of Shares with respect to which options may be granted to any one employee during one year) and if the material terms of such compensation are disclosed to and approved by our shareholders. We have structured the 2004 Option Plan with the intention that compensation resulting from options under the 2004 Option Plan can qualify as “performance-based compensation” and, if so qualified, would be deductible. Such treatment is subject to, among other things, approval of the 2004 Option Plan by our shareholders and accordingly we are seeking such approval.

      If shareholder approval is not obtained, the 2004 Option Plan will not become effective and the Company will not be able to make stock option awards to its eligible employees, directors and consultants.

Required Vote

      The affirmative vote of a majority of shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote is required to approve the 2004 Stock Option Plan.

Recommendation of the Board of Directors

      THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE APPROVAL OF THE 2004 STOCK OPTION PLAN.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Board of Directors has selected PricewaterhouseCoopers LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 2004, and recommends that the shareholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. PricewaterhouseCoopers LLP audited the financial statements of the Company for the year ended December 31, 2003. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.

Recommendation of the Board of Directors

      THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS FOR THE COMPANY.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth the beneficial ownership of the Company’s Common Stock as of March 31, 2004 as to (i) each person who is known by the Company to own beneficially more than five percent of the Company’s Common Stock, (ii) each of the Company’s directors, (iii) each of the executive officers of the Company, and (iv) all directors and executive officers as a group.

	Shares Beneficially Owned(1)

	Number(2)	Percent of Total

Michael H. Iles	1,075,000	6.1%
260 Engleburn Avenue
Peterborough, Ontario K9H 1S7, Canada
Ken Arnold	81,006	*
James R. Baumgardt	60,000	*
Van A. Frazier	129,320	*
Dennis LaLumandiere	161,293	*
Robert L. Mathews	167,427	*
Robert Mann	37,120	*
Robert C. Pearson(3)	1,671,500	8.1%
Rodney Perkins, M.D.	105,000	*
Robert J. Pressley, Ph.D.	86,016	*
Eric M. Reuter	375,682	1.8%
All directors and executive officers as a group (11 persons)	2,874,364	13.4%

*	Less than 1%.

(1)	The persons named in this table, other than Robert C. Pearson (see note 3), have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the other footnotes to this table. Unless otherwise indicated, the address of each individual named above is: c/o Laserscope, 3070 Orchard Drive, San Jose, California 95134-2011.

(2)	Includes with respect to each named person and with respect to all directors and executive officers as a group the following shares subject to options exercisable within 60 days of March 31, 2004: Mr. Arnold — 79,972; Mr. Baumgardt — 60,000; Mr. Frazier — 87,357; Mr. LaLumandiere — 111,728; Mr. Mathews — 116,427; Mr. Mann — 36,601; Dr. Perkins — 105,000; Mr. Pearson — 40,000; Dr. Pressley — 65,000; Mr. Reuter — 214,997.

(3)	Includes 431,500 shares held by BFS US Special Opportunities Trust PLC; 600,000 shares held by Renaissance Capital Growth and Income Fund III, Inc.; and 600,000 shares held by Renaissance US Growth Investment Trust PLC. Mr. Pearson is an executive officer of Renaissance Capital Group, Inc., which is the Investment Adviser to BFS US Special Opportunities Trust PLC, Renaissance Capital Growth and Income Fund III, Inc. and Renaissance US Growth Investment Trust PLC and may therefore be deemed the beneficial owner of such securities. Mr. Pearson disclaims beneficial ownership of such securities.

      Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph shall not be incorporated by reference into any such filings.

REPORT OF THE HUMAN RESOURCES COMMITTEE

Executive Compensation Philosophy

      The Company’s executive officers are responsible for the achievement of the Company’s broad business goals and, accordingly, their compensation continues to be determined by reference both to corporate performance and to their individual performance. Of these two elements, the Human Resources Committee believes corporate performance should have the most significant impact on executives’ compensation through cash bonuses and the value of stock options.

      The Company’s executive compensation programs are based upon:

      1.     Pay for Performance — Rewarding individual executives for their individual performance as well as for the overall performance of the Company.

      2.     Competitive Environment — Attracting and retaining talented individuals requires the Company to maintain compensation levels and programs that are competitive in the relevant employment market.

      3.     Shareholder Return — Ultimately, management’s responsibility is to generate a return for the Company’s shareholders by growing both the size and the profitability of the Company. Executive compensation programs must align management’s interests with those of the Company’s shareholders.

Compensation of Executive Officers

      Laserscope’s executive compensation consists of three parts: (i) salary, (ii) annual cash bonuses and (iii) stock options. The Committee believes that these three elements satisfy the compensation objectives stated above.

      Salaries are generally reviewed at the end of each year and adjusted after taking into account factors such as individual performance, surveys of remuneration in comparable positions in the relevant geographic area, level of responsibility and relative salary levels within the Company.

      Cash bonus targets are established at the beginning of each year and are based on corporate financial performance for the year and individual goals for each executive.

      Stock options are a key element in aligning the interests of management and shareholders, since they jointly share in stock value increases over time. Multi-year vesting schedules are used to encourage a long-term commitment to the Company by its executive officers. The level of stock options held by each executive officer is reviewed at the end of each year and additional awards are considered to optimize the level of incentives and rewards.

      Specific recommendations with respect to each of these three compensation elements for the executive officers (except the President and Chief Executive Officer) are made by the President and Chief Executive Officer, with the final decisions being made by the Human Resources Committee and reviewed by the Board of Directors (except that the Human Resources Committee has exclusive and final authority with respect to the grant of stock options to executive officers of the Company). In the case of the Chief Executive Officer, the Human Resources Committee determines any actions to be taken and such actions are reviewed by the Board of Directors, except that the Human Resources Committee has exclusive and final authority with respect to the grant of stock options to Mr. Reuter.

      In determining executive compensation, the Human Resources Committee considers, among other factors, the possible tax consequences to the Company and to the executives. However, tax consequences, including but not limited to tax deductibility by the Company, are subject to many factors (such as changes in the tax laws and regulations or interpretations thereof and the timing and nature of various decisions by executives regarding options and other rights) that are beyond the control of either the Human Resources

Committee or the Company. In addition, the Human Resources Committee believes that it is important for it to retain maximum flexibility in designing compensation programs that meet its stated objectives. For all of the foregoing reasons, the Human Resources Committee, while considering tax deductibility as one of its factors in determining compensation, will not limit compensation to those levels or types of compensation that will be deductible. The Human Resources Committee will, of course, consider alternative forms of compensation, consistent with its compensation goals, that preserve deductibility.

Compensation of the President and Chief Executive Officer

      Eric M. Reuter has served as the Company’s President and Chief Executive Officer since June, 1999. He was Vice President of Research and Development from September 1996 to June 1999. Mr. Reuter’s annual salary was $225,000 from June 11, 1999 to January 2, 2003 and was increased to $280,000 effective January 2, 2003. The Human Resources Committee has continued the structure of Mr. Reuter’s compensation to maintain a long-term focus on the growth of Laserscope’s business and stock price. Consequently, the most significant element of Mr. Reuter’s potential compensation (stock options) is premised on substantial improvements in the Company’s operating performance. Mr. Reuter received no cash bonus nor stock option grants in 2003. Since joining the Company through December 31, 2003, Mr. Reuter has been granted stock options to purchase a total of 615,000 shares of Common Stock at exercise prices of $1.28 to $5.25 with vesting periods of four years.

HUMAN RESOURCES COMMITTEE
James R. Baumgardt (Chairman)
Robert J. Pressley, Ph.D.

HUMAN RESOURCES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      There are currently no employee directors serving on the Human Resources Committee of the Board of Directors. The following non-employee directors currently serve on the Company’s Human Resources Committee: James R. Baumgardt and Robert J. Pressley, Ph.D.

      Neither Mr. Baumgardt nor Dr. Pressley serve on a Board of Directors of a public company other than the Laserscope Board of Directors.

      No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

      See “Proposal No. 1 — Election of Directors — Compensation of Directors” for a discussion of certain information with respect to directors serving on the Human Resources Committee.

REPORT OF THE AUDIT COMMITTEE

      Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report shall not be incorporated by reference into any such filings.

      The Audit Committee is composed of three independent directors and operates under a written charter adopted by the Board of Directors (attached as Appendix A). Each member of the Audit Committee is “independent” as defined in the National Association of Securities Dealers rules. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgment and the clarity of disclosures in the financial statements.

      The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and considered the compatibility of non-audit services with the auditors’ independence.

      The Committee discussed with the Company’s independent auditors the overall scope and plans for their audit and the other matters required to be discussed by Statement on Auditing Standards 61, Communication with Audit Committees as amended, and other auditing standards as applicable. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations and the overall quality of the Company’s financial reporting. The Committee held five meetings during 2003.

      In reliance on the review and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company’s independent auditors.

AUDIT COMMITTEE
Robert Pearson (Chairman)
Robert J. Pressley, Ph.D.
James R. Baumgardt

AUDITORS

      PricewaterhouseCoopers LLP, our auditors for the year ended December 31, 2003, also will be our auditors for 2004 (pending ratification by our shareholders; see “Proposal No. 3 — Ratification of Appointment of Independent Auditors”). A PricewaterhouseCoopers LLP representative will attend the annual meeting, will have the opportunity to make a statement if he or she desires, and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

      Aggregate fees for professional services rendered for the Company by PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as of or for the years ended December 31, 2003 and 2002, were:

	2003	2002

	(In $000’s)
Audit Fees	$228	$212
Audit Related Fees	12	2
Tax Fees	72	77
All Other Fees	—	—

Total	$312	$291

      The Audit fees for the years ended December 31, 2003 and 2002, respectively, were for professional services rendered for the audits of the consolidated financial statements of the Company, statutory and subsidiary audits, consents, and assistance with review of documents filed with the SEC.

      The Audit Related fees as of the years ended December 31, 2003 and 2002, respectively, were for assessment of risk areas in internal controls as well as feedback on our documentation methodology in connection with our preparedness for the requirements of Section 404 of the Sarbanes-Oxley act of 2002.

      Tax fees as of the years ended December 31, 2003 and 2002, respectively, were for services related to tax compliance, including the preparation of tax returns and claims for refund.

      There were no fees which could be categorized as All Other fees relating to our principle auditors as of the years ended December 31, 2003 and 2002.

      In addition to the fees listed above, the Company incurred fees of $46,000 for services provided by firms other than PricewaterhouseCoopers for consulting on Sarbanes-Oxley 404 certification.

      The aggregate fees included in Audit are fees billed for the fiscal years for the audit of the registrant’s annual financial statements and review of financial statements and statutory and regulatory filings or engagements. The aggregate fees included in each of the other categories are fees billed in the fiscal years.

Audit Committee Authorization of Audit and Non-Audit Services

      The Audit Committee of the Board of Directors adopted in April 2003 a policy for the pre-approval of all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent auditors are required to provide detailed back-up documentation at the time of approval.

      In 2003, all services provided by our principle auditors were pre-approved by the Audit Committee of the Board of Directors except for $3,000 of Tax fees related to preparation of quarterly estimated tax payments and $4,000 of audit fees for charges for additional work performed in connection with quarterly reviews.

      The Audit Committee of the Board of Directors has considered whether the provision of the non-audit services is compatible with maintaining the principal accountant’s independence.

PERFORMANCE GRAPH

      The following graph summarizes cumulative total shareholder return data (assuming reinvestment of dividends) for the period since December 31, 1998. The graph assumes that $100 was invested on December 31, 1998 (i) in the Common Stock of Laserscope, (ii) in the CRSP Total Return Index for The Nasdaq National Market (U.S. companies), and (iii) in the MG Medical Appliances/ Equipment Index (provided by Media General Financial Services, Inc.). The stock price performance on the following graph is not necessarily indicative of future stock price performance.

Comparison of Total Return

Measurement Period (Fiscal Year Covered)	12/31/98	12/31/99	12/31/00	12/31/01	12/29/02	12/31/03

CRSP Nasdaq Index (U.S.)	100	185	112	89	61	92
Laserscope (LSCP)	100	55	62	143	257	891
MG Medical Appliances/Equipment Index	100	176	111	88	62	93

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

      The following table shows the compensation received by the Company’s Chief Executive Officer and the four other most highly compensated executive officers of the Company for 2003 who were serving as executive officers at December 31, 2003, and the compensation received by each such individual for the Company’s two prior years.

				Long-Term
				Compensation
				Awards

				Securities
		Annual Compensation		Underlying
				Option/SARS	All Other
Name and Principal Position	Year	Salary(1)	Bonus(2)(3)	(Shares)(4)	Compensation

Eric M. Reuter	2003	$280,000	—	—	$14,130	(5)
President and Chief Executive Officer	2002	$225,000	—	50,000	$13,051	(5)
	2001	$225,000	—	75,000	$14,074	(5)
Robert L. Mathews	2003	$187,000	—	—	$13,269	(6)
Executive Vice President, Operations	2002	$170,000	—	23,000	$12,112	(6)
and Service	2001	$169,927	—	25,000	$11,579	(6)
Ken Arnold	2003	$149,500	—	25,000	$10,818	(7)
Vice President, Research and	2002	$130,000	—	25,000	$10,010	(7)
Development	2001	$113,700	—	50,000	$10,054	(7)
Dennis LaLumandiere	2003	$189,800	—	8,000	$14,178	(8)
Vice President, Finance, Chief Financial	2002	$165,000	—	28,000	$13,087	(8)
Officer and Secretary	2001	$165,000	—	25,000	$13,047	(8)
Robert Mann(10)	2003	$159,000	$58,400	35,000	$11,760	(9)
Vice President North American Sales	2002	$133,115	$44,000	18,000	$10,685	(9)
and Marketing	2001	—	—	—	—

(1)	Includes amounts deferred under the Company’s 401(k) plan.

(2)	Includes bonuses earned in the indicated fiscal year and paid in the subsequent fiscal year. Excludes bonuses paid in the indicated fiscal year but earned in the preceding fiscal year.

(3)	Executive officers are entitled to discretionary bonuses based on individual and corporate performance. These bonuses are determined by the Board of Directors based on the recommendation of the Human Resources Committee.

(4)	Options granted in 2001, 2002 and 2003 to officers of the Company have 5-year terms and generally become exercisable cumulatively at the rate of 12.5% of the total six months after the vesting commencement date (date of grant for officers), and 1/48 of the shares subject to the option in equal monthly installments thereafter. All options granted in 2001, 2002 and 2003 to existing employees also have 5-year terms but generally become exercisable cumulatively at the rate of 1/48 of the shares subject to the option in equal monthly installments following their respective grant date. All unvested options are subject to earlier termination in the event of the termination of the participant’s employment with the Company. All options were granted at market value on the date of grant. In the event that certain change in control events were to occur, the options would be assumed or equivalent options substituted by a successor corporation, unless the Board of Directors determined that the options should become immediately exercisable. The exercise price may be paid, subject to certain conditions, by delivery of already owned shares or with the proceeds from the sale of the option shares. In addition, the Management Continuity Agreements entered into between the Company and each of its executive officers may affect the vesting and manner of exercise of options granted by the Company to these individuals. See “Transactions with Management and Others.”

(5)	For 2003, consists of $5,000 in matching contributions pursuant to the Company’s 401(k) benefit plan, $480 in life insurance premiums paid by the Company for the benefit of Mr. Reuter, $1,173 in disability insurance premiums paid by the Company for the benefit of Mr. Reuter and $7,477 for a car allowance paid to Mr. Reuter. For 2002, consists of $4,250 in matching contributions pursuant to the Company’s 401(k) benefit plan, $435 in life insurance premiums paid by the Company for the benefit of Mr. Reuter, $1,166 in disability insurance premiums paid by the Company for the benefit of Mr. Reuter and $7,200 for a car allowance paid to Mr. Reuter. For 2001, consists of $5,408 in matching contributions pursuant to the Company’s 401(k) benefit plan, $300 in life insurance premiums paid by the Company for the benefit of Mr. Reuter, $1,166 in disability insurance premiums paid by the Company for the benefit of Mr. Reuter and $7,200 for a car allowance paid to Mr. Reuter.

(6)	For 2003, consists of $4,296 in matching contributions pursuant to the Company’s 401(k) benefit plan, $1,496 in life insurance premiums paid by the Company for the benefit of Mr. Mathews and $7,477 for a car allowance paid to Mr. Mathews. For 2002, consists of $3,760 in matching contributions pursuant to the Company’s 401(k) benefit plan, $1,152 in life insurance premiums paid by the Company for the benefit of Mr. Mathews and $7,200 for a car allowance paid to Mr. Mathews. For 2001, consists of $3,760 in matching contributions pursuant to the Company’s 401(k) benefit plan, $619 in life insurance premiums paid by the Company for the benefit of Mr. Mathews and $7,200 for a car allowance paid to Mr. Mathews.

(7)	For 2003, consists of $3,140 in matching contributions pursuant to the Company’s 401(k) benefit plan, $201 in life insurance premiums paid by the Company for the benefit of Mr. Arnold and $7,477 for a car allowance paid to Mr. Arnold. For 2002, consists of $2,625 in matching contributions pursuant to the Company’s 401(k) benefit plan, $185 in life insurance premiums paid by the Company for the benefit of Mr. Arnold and $7,200 for a car allowance paid to Mr. Arnold. For 2001, consists of $2,718 in matching contributions pursuant to the Company’s 401(k) benefit plan, $136 in life insurance premiums paid by the Company for the benefit of Mr. Arnold and $7,200 for a car allowance paid to Mr. Arnold.

(8)	For 2003, consists of $4,350 in matching contributions pursuant to the Company’s 401(k) benefit plan, $751 in life insurance premiums paid by the Company for the benefit of Mr. LaLumandiere, $1,600 in disability insurance premiums paid by the Company for the benefit of Mr. LaLumandiere and $7,477 for a car allowance paid to Mr. LaLumandiere. For 2002, consists of $3,808 in matching contributions pursuant to the Company’s 401(k) benefit plan, $490 in life insurance premiums paid by the Company for the benefit of Mr. LaLumandiere, $1,589 in disability insurance premiums paid by the Company for the benefit of Mr. LaLumandiere and $7,200 for a car allowance paid to Mr. LaLumandiere. For 2001, consists of $3,808 in matching contributions pursuant to the Company’s 401(k) benefit plan, $450 in life insurance premiums paid by the Company for the benefit of Mr. LaLumandiere, $1,589 in disability insurance premiums paid by the Company for the benefit of Mr. LaLumandiere and $7,200 for a car allowance paid to Mr. LaLumandiere.

(9)	For 2003, consists of $4,113 in matching contributions pursuant to the Company’s 401(k) benefit plan, $170 in life insurance premiums paid by the Company for the benefit of Mr. Mann and $7,477 for a car allowance paid to Mr. Mann. For 2002, consists of $3,328 in matching contributions pursuant to the Company’s 401(k) benefit plan, $157 in life insurance premiums paid by the Company for the benefit of Mr. Mann and $7,200 for a car allowance paid to Mr. Mann.

(10)	Mr. Mann was designated an Executive Officer of the Company in October 2002.

STOCK OPTION GRANTS IN 2003

      The following table sets forth information for the named executive officers with respect to grants of options to purchase Common Stock of the Company made in 2003 and the potential realizable value of such options on December 31, 2003.

	Individual Grants					Potential Realizable
						Value at Assumed
			% of Total			Annual Rates of
	Number of		Options			Stock Price
	Securities		Granted to			Appreciation for
	Underlying		Employees	Exercise or		Option Term(2)
	Options/SARs		in Fiscal	Base Price	Expiration
Name	Granted(1)		Year	(per share)	Date	5%	10%

Ken Arnold	10,000	(3)	1.8%	$5.05	4/25/08	$14,000	$30,800
	15,000	(4)	2.7%	$9.91	8/22/08	$41,100	$90,800
Dennis LaLumandiere	8,000	(4)	1.4%	$9.91	8/22/08	$21,900	$48,400
Robert Mann	10,000	(3)	1.8%	$5.05	4/25/08	$14,000	$30,800
	25,000	(4)	4.5%	$9.91	8/22/08	$68,400	$151,300

(1)	For a description of the material terms of the options, see footnote 4 of the Summary Compensation Table.

(2)	Gains are reported net of the option exercise price but before taxes associated with exercise. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with rules of the Securities and Exchange Commission and do not represent our estimate or projection of the future price of our common stock. We do not endorse the accuracy of this model, or any other model, for valuing options. Actual gains, if any, on stock option exercises are dependent on the future performance of our common stock, overall market conditions, and the option holders’ continued employment through the vesting period. The potential realizable value calculation assumes that the option holder waits until the end of the option term to exercise the option. This table does not take into account any appreciation in the price of our common stock from the date of grant to the current date. Unless the market price of our common stock appreciates over the option term, no value will be realized from the option grants made to the named officers.

(3)	Options listed were granted on April 25, 2003.

(4)	Options listed were granted on August 22, 2003.

AGGREGATED OPTION EXERCISES IN 2003

AND YEAR-END OPTION VALUES

      The following table sets forth information for the named executive officers with respect to exercises in 2003 of options to purchase Common Stock of the Company.

			Number of Securities
			Underlying	Value of Unexercised In-the-
			Unexercised Options	Money Options(1) at
	Shares		at 12/31/03:	12/31/03:
	Acquired
	On	Value	(Exercisable/
Name	Exercise	Realized	Unexercisable)	(Exercisable/ Unexercisable)

Eric M. Reuter	99,500	$1,147,500	393,644/ 71,356	$5,312,100/ $884,700
Robert L. Mathews	—	—	172,300/ 29,100	$2,423,200/ $367,800
Ken Arnold	14,000	$106,900	60,786/ 61,148	$821,600/ $655,900
Dennis LaLumandiere	75,000	$492,400	101,600/ 41,100	$1,391,300/ $458,700
Robert Mann	12,500	$106,700	23,790/ 66,710	$299,900/ $657,000

(1)	Based on the closing price of the Company’s Common Stock as reported on The Nasdaq National Market on December 31, 2003 of $15.59 per share.

EQUITY COMPENSATION PLAN INFORMATION

      The following table sets forth certain information with respect to the 1999 Retention Plan and all other Equity Compensation plans of the Company at December 31, 2003:

			Number of securities
			remaining available
		Weighted-averaged	for future issuance
	Number of Securities to	exercise price of	under Equity Plans
	be issued upon exercise	outstanding	(excluding securities
	of outstanding options,	options, warrants	reflected in column
Equity Compensation Plan Category	warrants & rights	and rights	(a))

	(a)	(b)	(c)
Equity Compensation Plans approved by security holders	2,177,863	$3.78	298,854
Equity Compensation Plans not approved by security holders	415,494	$2.82	23,636
Total	2,593,357	$3.63	322,490

      During 1999, the Company adopted a stock option plan (“the 1999 Retention Plan”) under which the Board of Directors may grant non-statutory options to purchase shares of common stock to non-officer employees of the Company at a price not less than the fair value of the shares as of the date of grant. Options issued pursuant to the 1999 Retention Plan vest and become exercisable over periods of up to four years and expire five years after the date of grant. This plan was not approved by the shareholders of the Company.

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL AGREEMENTS

      In March 1994, the Company entered into Management Continuity Agreements with each of its executive officers, which were amended in December 1994, April 1998, April 2000, April 2002 and March 2004. These agreements provide (1) for continued employment or salary continuation at the Company or its successor for at least twelve (12) months following any Change in Control of the Company (as defined below), at the same salary and with the same benefit program as were in effect prior to such Change in Control, (2) that such executives may, with thirty (30) days written prior notice, resign but will be entitled to receive his or her current salary and level of benefits for the remainder of the twelve (12) months following the Change in Control if, in connection with such Change in Control the executive’s duties or responsibilities are materially reduced or executive is asked to relocate to a facility or location more than 50 miles from the Company’s current location, and (3) that all stock options exercisable for the Company’s securities held by such executives shall become immediately vested and shall be exercisable in full in accordance with the provisions of the option agreement and plan pursuant to which such option was granted. For purposes of the Management Continuity Agreements, a Change in Control of the Company shall be deemed to have occurred upon the happening of any of the following events: (1) any acquisition of twenty percent (20%) or more of the Company’s then outstanding voting securities without the approval of the Board of Directors, (2) any merger or consolidation in which the Company is not the surviving entity, (3) approval of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, or (4) a change in the composition of the Board of Directors of the Company, as a result of which fewer than a majority of the directors are incumbent directors.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

      In February 2000, the Company issued $3.0 million of 8.00% convertible subordinated debentures in a private placement to certain funds to which Renaissance Capital Group, Inc. is the Investment Advisor. During 2003, the debentures were converted into 2.4 million shares of Laserscope Common Stock. In February 2004, Renaissance sold approximately 1.2 million of the acquired shares in open market transactions. Robert C. Pearson is an executive officer of Renaissance Capital Group, Inc. and may therefore be deemed the beneficial owner of such securities. Mr. Pearson disclaims such beneficial ownership.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than 10% of the Company’s Common Stock (collectively, “Reporting Persons”) to file with the Securities and Exchange Commission (“SEC”) initial reports of ownership and changes in ownership of the Company’s Common Stock. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company’s knowledge, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, the Company believes that during its fiscal year ended December 31, 2003, all Reporting Persons complied with all applicable filing requirements, except as follows: Robert C. Pearson, a Director of the Company and an executive officer of Renaissance Capital Group, Inc. filed a Form 4 on January 13, 2004 for transactions in which convertible subordinated debentures held by certain funds to which Renaissance Capital Group, Inc is an investment advisor, were converted into common stock. The dates of the transactions and the shares into which the debentures were converted were: June 30, 2003 — 160,000; November 30, 2003; — 320,000; December 30, 2003 — 1,760,000. Mr. Pearson disclaims beneficial ownership of the shares of common stock.

SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

      Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company’s 2005 Annual Meeting must be received at our offices at 3070 Orchard Drive, San Jose, California 95134-2011, directed to the attention of our Chief Financial Officer no later than December 28, 2004 in order that they may be included in the proxy statement and form of proxy relating to that meeting. Proposals must comply with Securities and Exchange Commission regulations concerning the inclusion of shareholder proposals in our proxy statement. Our bylaws include additional procedural requirements that apply to shareholder proposals and nominations made at the annual meeting. Among other requirements, notice of any proposals or nominations must be received at our offices at least 60 days before each annual meeting.

FORM 10-K

      THE COMPANY WILL MAIL WITHOUT CHARGE TO ANY SHAREHOLDER UPON WRITTEN REQUEST, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE Year Ended December 31, 2003, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO LASERSCOPE, 3070 ORCHARD DRIVE, SAN JOSE, CALIFORNIA 95134-2011.

OTHER MATTERS

      The Board of Directors knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

BY ORDER OF THE BOARD OF DIRECTORS

Dennis LaLumandiere
Secretary

Dated: April 20, 2004

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE OF LASERSCOPE

Organization

      Laserscope (the “Company”) will have a committee of the Board of Directors known as the Audit Committee. The Audit Committee will be composed of no fewer than three directors who are independent of the management of Laserscope and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member. Committee members must meet the independence and financial expertise requirements as defined by and to the extent required by the Rules of the Securities Exchange Commission (the “SEC”) and the National Association of Securities Dealers, Inc. (“NASD”). Further, at least one member of the Audit Committee shall be an “audit committee financial expert” as defined by the SEC. The Board of Directors shall have the power at any time to change the membership of the Audit Committee and to fill vacancies.

Statement of Policy

      The Audit Committee shall provide assistance to the Company’s Board of Directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Company by monitoring (1) the quality and integrity of the financial reports of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors and the financial management of the Company.

Meetings

      The Audit Committee shall meet formally at least twice per year and via conference call at least four times per year, or as often as it determines. The Audit Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions.

Responsibilities

      In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the Board of Directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

      The Audit Committee shall have the sole authority to appoint or replace the independent auditor. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

      It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations, which remain the responsibilities of management and the independent auditors.

      In carrying out its responsibilities, the Audit Committee will:

      Review and recommend to the Board of Directors the independent auditors to be selected to audit the consolidated financial statements of the Company.

      Confirm and assure the independence of the independent auditors including a review of management consulting services and related fees provided by the independent auditors and a written statement from independent auditors delineating all relationships between the Company and the independent auditor.

      Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year, the audit procedures to be utilized and the budget and staffing for the audit, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

      Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the Company’s financial and accounting personnel and the cooperation that the independent auditors received during the course of the audit.

      Establish policies and procedures and pre-approve the engagement of the independent auditors to provide permissible nonaudit services, and consider whether the independent auditors’ performance of nonaudit services is compatible with the auditors’ independence. Consider with management and the independent auditors the rationale of employing audit firms other than the principal independent auditors.

      Review with the independent auditors and the Company’s financial and accounting personnel, their assessment of management’s assertions regarding the adequacy and effectiveness of the internal audit procedures and accounting and financial controls of the Company.

      Review the annual audited financial statements contained in the Annual Report to Shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed with management and discussed with the independent auditors.

      Review legal and regulatory matters that may have a material impact on the financial statements, related Company compliance policies and programs and reports received from regulators.

      Based upon its review with management and the independent auditors, recommend to the Board of Directors whether the audited financial statements should be included in the Annual Report on Form 10-K.

      Review and discuss with management and the independent auditors the Company’s quarterly financial statements prior to the filing of the Company’s Quarterly Report on Form 10-Q.

      Review filings with the SEC and other published documents containing the Company’s financial statements and consider whether the information contained in these documents is consistent with the information contained in the financial statements and should be included.

      Review and discuss with management and the independent auditors (a) any critical accounting policies and practices to be used; (b) alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; (c) any significant changes in the Company’s accounting policies and practices.

      Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

      Conduct an appropriate review of all related-party transactions on an ongoing basis and if required by the listing standards of Nasdaq, approve all such conflict-of-interest transactions.

      Review polices and procedures with respect to officers’ expense accounts and perquisites, including their use of Company assets, and consider the results of any review of these areas by the independent auditors.

      Establish procedures for the receipt, retention and treatment of whistleblower complaints, which include complaints received by the Company regarding accounting, internal accounting controls or audit matters, and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

      Review the accounting and financial human resources and succession planning within the Company.

      Review and update the Committee’s charter annually.

      Submit the minutes of all meeting of the audit committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

      Prepare a letter for inclusion in the Company’s proxy statement for its annual meeting that describes the Audit Committee’s composition and responsibilities, and how they were discharged.

      Periodically review the Company’s internal code of conduct.

      Develop a self assessment guide and periodically perform a self assessment.

      Review the Company’s status with the FDA on an annual basis.

      Periodically assess the Company’s risk management practices.

      Perform other projects on a rotating basis.

Outside Advisors and Investigations

      The Audit Committee shall have the authority to retain such independent counsel and other advisors as it determines appropriate to assist in the full performance of its functions. In addition, the Audit Committee shall have the power to investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate. The Company shall provide appropriate funding for compensating any such counsel or other advisors engaged by the Audit Committee and for ordinary administrative costs.

APPENDIX B

LASERSCOPE

2004 STOCK OPTION PLAN

      1. Purposes of the Plan. The purposes of this Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company’s business.

      Options granted hereunder may be either Incentive Stock Options or Nonstatutory Stock Options, at the discretion of the Administrator and as reflected in the terms of the written option agreement.

      2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” shall mean the Board or any of its Committees appointed pursuant to Section 4 of the Plan.

(b) “Board” shall mean the Board of Directors of the Company.

(c) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(d) “Committee” shall mean a committee appointed by the Board in accordance with Section 4(a) below, if one is appointed.

(e) “Common Stock” shall mean the common stock of the Company and any other securities into which such stock is changed, for which such stock is exchanged or which may be issued in respect thereof.

(f) “Company” shall mean Laserscope, a California corporation.

(g) “Consultant” shall mean any person who is engaged by the Company or any Parent or Subsidiary to render consulting services and is compensated for such consulting services.

(h) “Continuous Status as an Employee, Director or Consultant” shall mean the absence of any interruption or termination of service as an Employee, Director or Consultant. A person’s Continuous Status as an Employee, Director or Consultant shall not be considered interrupted or terminated in the case of sick leave, military leave, or any other bona fide leave of absence. An Employee’s Continuous Status as an Employee, Director or Consultant terminates in any event when the approved leave ends unless he or she immediately returns to active work. For purposes of this Plan, a change in status among Employee, Director or Consultant will not constitute an interruption or termination of service as an Employee, Director or Consultant.

(i) “Director” shall mean a member of the Board whether compensated or not and any director of a Parent or Subsidiary who is compensated (other than only paid a director’s fee) for his or her services.

(j) “Employee” shall mean any person who is a common-law employee of the Company or any Parent or Subsidiary of the Company. The payment of a director’s fee by the Company or any Parent or Subsidiary shall not be sufficient to constitute “employment” for purposes of this definition.

(k) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(l) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system (including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation (“NASDAQ”) System) or is a NASDAQ small-cap issue, its Fair Market Value shall be the closing price for such stock reported by the applicable composite transactions report for such exchange or quoted on such system for the applicable date, as such price is reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is traded over-the-counter on the date in question but is not a NASDAQ national market or small-cap issue, then its Fair Market Value shall be the mean between the last reported representative bid and asked prices for the Common Stock quoted by the applicable trading market for the applicable date or;

(iii) If none of the foregoing provisions is applicable, then Fair Market Value shall be determined in good faith by the Administrator.

(m) “Incentive Stock Option” shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(n) “Nonstatutory Stock Option” shall mean an Option not intended to qualify as an Incentive Stock Option.

(o) “Option” shall mean a stock option granted pursuant to the Plan.

(p) “Optioned Stock” shall mean the Shares subject to an Option.

(q) “Optionee” shall mean an Employee, Director or Consultant who receives an Option.

(r) “Parent” shall mean a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(s) “Plan” shall mean this 1994 Stock Option Plan, as amended and restated on [Insert date of Board’s adoption of Plan], 2004.

(t) “Rule 16b-3” shall mean Rule 16b-3 promulgated under the Exchange Act as the same may be amended from time to time, or any successor provision.

(u) “Share” shall mean a share of the Common Stock.

(v) “Subsidiary” shall mean a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

      3. Stock Subject to the Plan. Subject to the adjustment provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan is [400,000] shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

      If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares that were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. Notwithstanding any other provision of the Plan, Shares issued under the Plan and later repurchased by the Company shall not become available for future grant or sale under the Plan.

      4. Administration of the Plan.

(a) Composition of Administrator.

(i) Multiple Administrative Bodies. To the extent permitted by applicable law and subject to the provisions of this Section 4, the Plan shall be administered by the Board and/or one or more Committees appointed by the Board.

(ii) Section 16 and Section 162(m) Persons. With respect to persons subject to Section 16 of the Exchange Act, the Administrator shall be either (A) the Board or (B) a Committee consisting of solely two (2) or more directors of the Board each of whom shall be a “non-employee director” within the meaning of Rule 16b-3 (or its successor) under the Exchange Act; provided, that, to the extent necessary for any Option intended to qualify as performance-based compensation under Section 162(m) of the Code to so qualify, such award shall be administered by solely two (2) or more directors of the Board each of whom shall be an “outside director” within the meaning of Section 162(m) of the Code.

(iii) Administration with Respect to Other Persons. Except as required by subsection (ii) of this Section 4, the Plan shall be administered by (A) the Board or (B) a Committee appointed by the Board, which Committee shall be constituted of two or more directors of the Board (or otherwise in such a manner as permitted or required by applicable law).

(iv) General. Once a Committee has been appointed pursuant to subsection (ii) or (iii) of this Section 4(a), such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of any Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies (however caused) and remove all members of a Committee and thereafter directly administer the Plan, all to the extent permitted by applicable law and, in the case of a Committee appointed under subsection (ii), to the extent consistent with subsection (ii).

(b) Powers of the Administrator. Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(l) of the Plan;

(ii) to select the Employees, Directors and Consultants to whom Options may from time to time be granted hereunder;

(iii) to determine whether and to what extent Options are granted hereunder;

(iv) to determine the number of shares of Common Stock to be covered by each Option granted hereunder;

(v) to approve forms of agreement for use under the Plan;

(vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option granted hereunder (including, but not limited to, the exercise price and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any Option and/or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator shall determine, in its sole discretion);

(vii) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted;

(viii) To determine whether Options or other rights under the Plan will be granted in replacement of other grants under stock option or other compensation plans of an acquired business;

(ix) To correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Option Agreement;

(x) To take any other actions deemed necessary or advisable for the administration of the Plan;

(xi) To effectuate an exchange of Options for other Options or other consideration;

(xii) To create such plans or subplans as may be necessary or advisable to allow the grant of Options under the Plan in non-United States jurisdictions or to non-United States taxpayers; and

(xiii) Within the limitations of the Plan, the Administrator may modify, extend, or assume outstanding options, provided that no such action shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

(c) Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees and any other holders of any Options.

      5. Eligibility

(a) Nonstatutory Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees. An Employee, Director or Consultant who has been granted an Option may, if he or she is otherwise eligible, be granted an additional Option or Options.

(b) Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code) are exercisable for the first time by an Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess options shall not be treated as incentive stock options.

(c) For purposes of Section 5(b), incentive stock options shall be taken into account in the order in which they were granted, and the fair market value of the stock shall be determined as of the time the option with respect to such stock is granted.

(d) The Plan shall not confer upon any Optionee any right with respect to continuation of employment, consulting or other service relationship with the Company, nor shall it interfere in any way with his or her right or the Company’s right to terminate his or her employment, consulting or other relationship at any time, with or without cause.

      6. Term of Plan. The Plan shall become effective upon its approval by the shareholders of the Company as described in Section 20 of the Plan. It shall continue in effect for a term of ten (10) years following [Insert date of Board’s adoption of Plan], 2004 (the date of the Board’s adoption of the Plan) unless sooner terminated under Section 16 of the Plan.

      7. Term of Option. The term of each Option shall be the term stated in the Option Agreement; provided, however, that in the case of an Incentive Stock Option, the term shall be no more than ten (10) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement. However, in the case of an Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

      8. Limitation on Grants to Employees. Subject to adjustment pursuant to Section 14 of the Plan, the maximum number of Shares which may be granted under options to any Employee under this Plan for any fiscal year of the Company shall be 325,000.

      9. Option Exercise Price and Consideration.

(a) The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

(i) In the case of an Incentive Stock Option

(A) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant;

(B) granted to any Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Nonstatutory Stock Option intended to qualify as performance-based compensation under Section 162(m) of the Code, the per Share Exercise Price shall be no less than 100% of the Fair Market Value on the date of grant.

(b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator and may consist entirely of (1) cash, (2) check, (3) promissory note (subject to the loan prohibition provisions of the Sarbanes-Oxley Act of 2002), (4) other Shares that (x) in the case of Shares acquired upon exercise of an Option either have been owned by the Optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (5) a broker-assisted cashless exercise arrangement (subject to the loan prohibition provisions of the Sarbanes-Oxley Act of 2002), (6) any combination of the foregoing methods of payment, or (7) such other consideration and method of payment for the issuance of Shares to the extent permitted under applicable law. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company. In the case of an Incentive Stock Option, the method of payment shall be limited to the method(s) expressly permitted by the applicable stock option agreement, however, such agreement may provide that the methods set forth in Sections 9(b)(3) and 9(b)(4) are only available at the discretion of the Administrator.

      10. Exercise of Option.

(a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, including, without limitation, performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 9(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate as soon as reasonably practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 14 of the Plan.

Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Status as an Employee, Director or Consultant. In the event of termination of an Optionee’s Continuous Status as an Employee, Director or Consultant, such Optionee may, but only within ninety (90) days (or such other period of time as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) after the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of such termination, or if the Optionee does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

(c) Disability of Optionee. Notwithstanding the provisions of Section 10(b) above, in the event of termination of an Optionee’s Continuous Status as an Employee, Director or Consultant as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Code), he or she may, but only within six (6) months (or such other period of time as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) from the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent he or she was entitled to exercise it at the date of such termination. To the extent that he or she was not entitled to exercise the Option at the date of termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

(d) Death of Optionee. In the event of the death of an Optionee:

(i) during the term of the Option who is at the time of his death an Employee, Director or Consultant and who shall have been in Continuous Status as an Employee, Director or Consultant since the date of grant of the Option, the Option may be exercised, at any time within six (6) months (or such other period of time as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) following the date of death (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance but only to the extent of the right to exercise that would have accrued had the Optionee continued living and remained in Continuous Status as an Employee, Director or Consultant six (6) months (or such other period of time as is determined by the Administrator as provided above in this subparagraph (i)) after the date of death, subject to the limitation set forth in Section 5(b); or

(ii) within ninety (90) days (or such other period of time as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) after the termination of Continuous Status as an Employee, Director or Consultant, the Option may be exercised, at any time within six (6) months following the date of death (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

      11. Withholding Taxes. As a condition to the exercise of Options granted hereunder, the Optionee shall make such arrangements as the Administrator may require for the timely satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the exercise, receipt or vesting of such Option (the “Withholding Obligations”). The Company shall not be required to issue any Shares under the Plan until such withholding obligations are fully satisfied.

      12. Stock Withholding to Satisfy Withholding Obligations. Optionees shall timely satisfy the Withholding Obligations in such manner permitted by the Administrator, which may include, at the discretion of the Administrator, one or some combination of the following methods: (a) cash payment by the Optionee, (b) deduction from the Optionee’s current compensation, (c) surrender by the Optionee to the Company of Shares that, in the case of Shares previously acquired from the Company, have been owned by the Optionee for more than six months on the date of surrender or (d) the Optionee’s election to have the Company withhold Shares from the Shares to be issued upon exercise of the Option. For this purpose, the fair market value of the Shares to be withheld shall be determined on the date the Option is exercised.

      All elections by an Optionee to have Shares withheld to satisfy tax withholding obligations shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:

(a) the election must be made on or prior to the applicable Option exercise date;

(b) all elections shall be subject to the consent or disapproval of the Administrator.

      13. Non-Transferability of Options. Except as otherwise provided in the applicable stock option agreement (in the case of a Nonstatutory Stock Option), the Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. Except as otherwise provided in the applicable stock option agreement (in the case of a

Nonstatutory Stock Option), an Option may be exercised, during the lifetime of the Optionee, only by the Optionee or by the guardian or legal representative of the Optionee. An Option granted under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 13 shall be void.

      14. Adjustments Upon Changes in Capitalization or Merger. Subject to any required action by the shareholders of the Company (a) the number and class of shares of Common Stock or other stock or securities covered by each outstanding Option, (b) the number and class of shares of Common Stock or other stock or securities that have been authorized for issuance under Section 3 of the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, (c) the maximum number of Shares for which Options may be granted to any employee under Section 8 of the Plan, and (d) the per Share exercise price of each outstanding Option, may be appropriately adjusted (if at all) in the event of a subdivision of the outstanding Shares, stock split, reverse stock split, stock dividend, dividend payable in a form other than Shares in an amount that has a material effect on the price of the Shares, consolidation, combination or reclassification of the Shares, recapitalization, merger, liquidation, spin-off, split-up, distribution, exchange of Shares, repurchase of Shares, change in corporate structure or other similar occurrence. Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive, and the Administrator may determine that no adjustment is appropriate and that none shall be made.

      If by reason of an adjustment pursuant to this Section 14, an Optionee’s Option shall cover additional or different shares of stock or securities, then such additional or different shares and the Option in respect thereof shall be subject to the terms, conditions and restrictions which were applicable to the Option prior to such adjustment.

      In the event of the proposed dissolution or liquidation of the Company, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Administrator. The Administrator may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Administrator and give the Optionee the right to exercise his or her Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

      In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option shall be assumed, or a substantially equivalent option shall be substituted, by the successor corporation or a parent or subsidiary of such successor corporation, unless (a) the Administrator determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Optionee shall have the right to exercise the Option as to some or all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable or (b) if the Option is otherwise fully exercisable, the Administrator determines in its sole discretion that the Option shall not be assumed or substituted. If the Administrator makes an Option exercisable in lieu of assumption or substitution in the event of a merger or sale of assets (or if the Option is otherwise fully exercisable and the Administrator determines in its sole discretion that the Option shall not be assumed or substituted), the Administrator shall notify the Optionee that the Option shall be exercisable for a period of thirty (30) days from the date of such notice, and the Option will terminate upon the expiration of such period.

      15. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination to grant such Option or such other date as is determined by the Administrator. Notice of the determination shall be given to each Optionee to whom an Option is so granted within a reasonable time after the date of such grant, except that persons subject to Section 16 of the Exchange Act shall be notified of their Option grant in a manner to facilitate timely reporting under Section 16 of the Exchange Act.

      16. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable, subject to any shareholder approval required by applicable law or deemed advisable by the Board for purposes of qualifying Options granted hereunder as performance-based compensation under Section 162(m) of the Code or for any other purpose deemed advisable by the Board.

(b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

      17. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

      As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

      18. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

      The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

      19. Option Agreement. Options shall be evidenced by written option agreements in such form as the Administrator shall approve. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Administrators deems appropriate for inclusion in an option agreement. The option agreement shall specify whether the Option is intended to be an Incentive Stock Option or a Nonstatutory Stock Option. The provisions of the various option agreements entered into under the Plan need not be identical. Options may be granted in consideration of a reduction in the Optionee’s other compensation.

      20. Shareholder Approval.

(a) Effectiveness of this Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after [Insert date of Board’s adoption of Plan], 2004 (the date of the Board’s adoption of the Plan). Such shareholder approval shall be obtained in the manner and to the degree required under applicable federal and state law.

21.	Execution

      To record the adoption of the Plan by the Board on March 5, 2004, the Company has caused its duly authorized officer to execute the same.

LASERSCOPE

By:	/s/ ERIC M. REUTER

Name: Eric M. Reuter
Title: President and Chief Executive Officer

PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF LASERSCOPE
2004 ANNUAL MEETING OF SHAREHOLDERS

The undersigned shareholder of Laserscope, a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 20, 2004, and hereby appoints Eric M. Reuter and Dennis LaLumandiere, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2004 Annual Meeting of Shareholders of Laserscope to be held on June 4, 2004 at 9:00 a.m., local time, at the Hilton Santa Clara at 4949 Great America Parkway, Santa Clara, California 95054 and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the following matters, and, in their discretion, upon such other matters that may properly come before the meeting and any adjournment(s) thereof.

SEE REVERSE
SIDE

PLEASE MARK YOUR
☒	VOTES AS IN THIS
EXAMPLE

		FOR ALL NOMINEES	WITHHOLD AUTHORITY
		LISTED TO THE RIGHT	TO VOTE FOR ALL
		(EXCEPT AS	NOMINEES
		INDICATED)	LISTED TO THE RIGHT
1.	Election of	☐	☐	NOMINEES:	James R. Baumgardt
	Directors				Robert C. Pearson
Rodney Perkins, M.D.
Robert J. Pressley, Ph.D.
Eric M. Reuter
If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list to the right.

		FOR	AGAINST	ABSTAIN
2.	Proposal to approve the Company’s 2004 Stock Option Plan	☐	☐	☐

3.	Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Independent Auditors of the Company for the year ending December 31, 2004.	☐	☐	☐

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF DIRECTORS; (2) FOR APPROVAL OF THE COMPANY’S 2004 STOCK OPTION PLAN; AND (3) FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF THE STOCK IS REGISTERED IN THE NAMES OF TWO OR MORE PERSONS, EACH SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS AND ATTORNEYS-IN-FACT SHOULD ADD THEIR TITLES. IF SIGNER IS A CORPORATION, PLEASE GIVE FULL CORPORATE NAME AND HAVE A DULY AUTHORIZED OFFICER SIGN, STATING TITLE. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

SIGNATURE(S)	DATE

NOTE:	This Proxy should be marked, dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned in the enclosed envelope. Persons signing in a capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.